iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930-9400
investors@istarfinancial.com

COMPANY CONTACTS	[NYSE: STAR]

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces Fourth Quarter and Fiscal Year 2013 Results

Company Forms New Net Lease Joint Venture

▪	Adjusted income (loss) allocable to common shareholders was $(19) million for the fourth quarter 2013, compared to $(23) million for the fourth quarter 2012.

▪	Early in 2014, iStar entered into a $500 million venture with a sovereign wealth fund that will seek to acquire up to $1.25 billion of net lease assets.

▪	During the fourth quarter and through January, iStar closed $570 million of new investment commitments.

NEW YORK - February 20, 2014 - iStar Financial Inc. (NYSE: STAR) today reported results for the fourth quarter and fiscal year ended December 31, 2013.

Fourth Quarter 2013 Results

iStar reported adjusted income (loss) allocable to common shareholders for the fourth quarter of $(19.1) million, or $(0.23) per diluted common share, compared to $(23.2) million, or $(0.28) per diluted common share for the fourth quarter 2012.

Adjusted income (loss) represents net income (loss) computed in accordance with GAAP, prior to the effects of certain non-cash items, including depreciation, loan loss provisions, impairments, loss on transfer of interest to unconsolidated subsidiary, stock-based compensation and gain/loss on early extinguishment of debt. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income (loss) as well as reconciliations to GAAP net income (loss).

Net income (loss) allocable to common shareholders for the fourth quarter was $(57.9) million, or $(0.68) per diluted common share, compared to $(87.4) million, or $(1.04) per diluted common share for the fourth quarter 2012.

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

Fiscal Year 2013 Results

"Over the past year, we have made meaningful progress across all of our business segments which has enhanced shareholder value," said Jay Sugarman, iStar's Chairman and Chief Executive Officer. "We began originating new deals in our real estate finance and net lease segments, significantly reduced the balance of NPLs, continued harvesting condominium gains within our operating properties and advanced a number of our land projects by obtaining entitlements, furthering development, and pursuing strategic partnerships. We are well positioned to build on this positive momentum in 2014."

iStar reported adjusted income (loss) allocable to common shareholders for the year ended December 31, 2013 of $(21.7) million, or $(0.26) per diluted common share, compared to $(53.8) million, or $(0.64) per diluted common share for the year ended December 31, 2012.

Net income (loss) allocable to common shareholders for the year was $(155.8) million, or $(1.83) per diluted common share, compared to $(273.0) million, or $(3.26) per diluted common share for the prior year.

Capital Markets

During the fourth quarter, the Company issued at par $200 million of 1.50% convertible senior notes due November 2016, which are convertible into shares of iStar common stock at an initial conversion price of $17.29. The Company used net proceeds from the offering, together with cash on hand, to redeem the remaining $201 million of its 5.70% senior unsecured notes due March 2014 and to pay a $2.0 million prepayment fee. Concurrent with the offering, iStar repurchased 1.7 million shares of its common stock with cash on hand at the prevailing market price of $12.35 per share. At December 31, 2013, the Company had $29.0 million remaining under its share repurchase program.

"Throughout 2013, we demonstrated robust access to the capital markets as we raised secured, unsecured and convertible debt as well as preferred equity, while also expanding our outreach to both equity and fixed income investors," stated David DiStaso, iStar's Chief Financial Officer.

In addition, the Company repaid $96.7 million on its 2013 Secured Credit Facility during the quarter, reducing the remaining balance to $1.38 billion at the end of the quarter. The Company also repaid $8.4 million on its 2012 Secured Credit Facility, bringing the remaining balance to $431.5 million at December 31, 2013.

The Company’s weighted average effective cost of debt for the fourth quarter was 5.7%, a decrease from 6.5% for the fourth quarter of 2012. The Company’s leverage was 2.0x at December 31, 2013, down from 2.5x at the end of 2012, and at the low end of the Company’s targeted range of 2.0x – 2.5x. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

Investment Activity

During the fourth quarter, iStar funded a total of $218.2 million of investments, which included $158.6 million of new investments originated during the quarter and $59.6 million under prior commitments and through capital expenditures.

"While iStar has continued to evolve over the past few years, the foundation of our investment philosophy built on over 20 years of experience has remained steadfast. We utilize the breadth of our platform to uncover opportunities presenting attractive risk-adjusted returns and look to develop relationships with entrepreneurial customers who place a high value on iStar's scale, scope, flexibility and integrity," said Sugarman. "Our recent investment activity demonstrates the strength of our platform."

In January 2014, iStar closed on its 50% interest in an $815 million debt financing commitment for the development of a mixed-use project in the heart of Times Square, New York City. The project will include the ground-up construction of a 40-story EDITION hotel, retail space and signage. iStar initially funded $173 million at closing and expects to fund additional draw requests as the project progresses.

In addition, early in 2014 iStar partnered with a sovereign wealth fund to form a venture in which the partners plan to contribute up to an aggregate $500 million of equity to acquire and develop up to $1.25 billion of net lease assets over time. iStar will own approximately 52% of the venture and will be responsible for sourcing new opportunities and managing the venture and its assets in exchange for a promote and management fee. The venture’s first investment is a 410,000 square foot office and data campus outside of Washington D.C. that is net leased to AT&T through 2025. It was acquired by iStar for $94 million during the fourth quarter and was subsequently contributed to the venture.

iStar generated $164.4 million of proceeds from its portfolio during the fourth quarter, comprised of $77.9 million from repayments and sales of loans in its real estate finance portfolio, $49.4 million from sales of operating properties and $37.1 million of proceeds across other segments.

After giving effect to the investment and venture contribution made by the Company after the end of the quarter, iStar had approximately $400 million of cash, which will be used primarily to fund future investment activity.

Portfolio Overview

At December 31, 2013, the Company’s total portfolio had a gross carrying value of $5.19 billion, which represents the Company’s carrying value, gross of $424.5 million of accumulated depreciation and $29.2 million of general loan loss reserves.

Real Estate Finance

At December 31, 2013, the Company’s real estate finance portfolio totaled $1.40 billion, gross of general loan loss reserves.

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

The portfolio included $1.20 billion of performing loans with a weighted average last dollar loan-to-value ratio of 72% and a weighted average maturity of 2.8 years. The performing loans included $619.4 million of first mortgages / senior loans and $576.3 million of mezzanine / subordinated debt. The performing loans generated a weighted average effective yield for the quarter of 8.0%.

At December 31, 2013, the Company’s non-performing loans (NPLs) had a carrying value of $203.6 million, a decrease from $235.3 million of NPLs at the end of the prior quarter and a 60% reduction from a balance of $503.1 million of NPLs at December 31, 2012.

For the fourth quarter, the Company recorded $0.1 million of loan loss provision, compared to a provision for loan losses of $20.9 million in the fourth quarter of 2012. At December 31, 2013, loan loss reserves totaled $377.2 million or 23.5% of the total gross carrying value of loans.

Net Lease

At the end of the quarter, iStar’s net lease portfolio had a gross carrying value of $1.71 billion, gross of $338.6 million of accumulated depreciation. The Company’s net lease portfolio totaled 20 million square feet across 33 states.

Occupancy for the portfolio was 94.4% at the end of the quarter, with a weighted average remaining lease term of 11.6 years. The occupied assets generated an unleveraged weighted average effective yield of 8.1% on gross carrying value and the total net lease portfolio generated an unleveraged weighted average effective yield of 7.5% on gross carrying value for the quarter.

Operating Properties

At the end of the quarter, the Company’s operating properties portfolio totaling $964.9 million, gross of $82.4 million of accumulated depreciation, was comprised of $741.6 million of commercial and $223.3 million of residential real estate properties. The Company has reduced its balance of operating properties from $1.18 billion at December 31, 2012 by actively marketing and selling condominium inventory and repositioning and selling select commercial real estate assets throughout the year. During the quarter, the Company funded $13.1 million of capital expenditures on its operating properties.

Commercial Operating

The Company’s commercial operating properties represent a diverse pool of assets across a broad range of geographies and collateral types such as office, retail and hotel properties. These properties generated $29.6 million of revenue offset by $21.0 million of expenses during the quarter. iStar generally seeks to reposition or redevelop these assets with the objective of maximizing their values through the infusion of capital and/or intensive asset management efforts.

At the end of the quarter, the Company had $134.7 million of stabilized commercial operating properties that were 85% leased and generated an unleveraged weighted average effective yield of 8.3% on gross carrying value for the quarter.

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

The remaining commercial operating properties were 57% leased and generated an unleveraged weighted average effective yield of 2.7% on gross carrying value for the quarter. iStar is actively working to lease up and stabilize these properties. During the quarter, the Company executed commercial operating property leases covering approximately 170,000 square feet.

Residential Operating

At the end of the quarter, the residential operating portfolio was comprised of 616 condominium units, generally located within luxury condominium projects in major U.S. cities. The Company’s strategy is to continue selling its remaining condominium inventory and to maximize net proceeds. During the quarter, the Company sold 88 condominium units, resulting in $47.4 million of proceeds and recorded $14.1 million of income, offset by $4.4 million of expenses. In addition, the Company recorded a $5.6 million impairment on one asset due to a change in local market conditions.

Land

At the end of the quarter, the Company’s land portfolio totaling $965.2 million, gross of accumulated depreciation, was comprised of 11 master planned community projects, 10 urban infill land parcels and six waterfront land parcels located throughout the United States. During the quarter, the Company invested $15.6 million in its land portfolio through capital expenditures and sold one bulk land asset in Hawaii for $15.4 million, recognizing a nominal gain.

Master planned communities represent large-scale residential projects that the Company will entitle, plan and/or develop. These projects are currently entitled for more than 25,000 lots. The remainder of the Company’s land includes infill and waterfront parcels located in and around major cities that the Company will develop, sell to or partner with commercial real estate developers. These projects are currently entitled for approximately 6,000 residential units, and select projects include commercial, retail and office uses.

At December 31, 2013, the Company had five land projects in production, 11 in development and 11 in the pre-development phase.

Summarized below are examples of the progress made at certain of the Company's land projects during the fourth quarter of 2013:

•	Received approval to develop a premiere, 5,000-seat amphitheater and entertainment venue on Coney Island in conjunction with the City of New York on a portion of iStar’s Coney West development site.

•
Entered into a venture with KB Home to jointly develop residential lots in the first phase of Spring Mountain Ranch, iStar's 1,400-lot master planned community in Riverside, CA. iStar believes that KB Home's strong presence in the local market will enhance sales velocity at the development. The Company recognized a loss of $7.4 million as a result of the contribution of the initial phase of land to the venture. Later phases of the project should benefit from the infrastructure improvements paid for by the venture and the momentum created by this initial partnership.

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

•
Signed an agreement to sell developed lots to K. Hovnanian® for the construction of luxury townhomes in Asbury Park, NJ. Earlier in 2013, iStar completed construction and sold all units at the VIVE townhome community, the first new residential development in the waterfront area since 2007.

•
Began construction of the first tower of Marina Palms, a luxury waterfront condominium and yacht club in Miami, FL in which iStar has a 47.5% venture interest. The project comprises 468 residences across two towers and a 110-slip marina, with all units released for sale in the first tower now under contract.

•
Began development of One Palm, a venture to which iStar contributed land in Sarasota, FL. The venture will seek to develop a new 141-room class A multi-family building as well as a 139-room hotel, which will operate as an Aloft by Starwood Hotels & Resorts.

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

[Financial Tables to Follow]

* * *

iStar Financial Inc. (NYSE: STAR) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company's website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, February 20, 2014. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, increases in NPLs, the Company's ability to reduce NPLs, repayment levels, the Company's ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, actual results of condominium sales meeting our expectations, the Company’s ability to generate income and gains from non-performing loans, operating properties and land and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

iStar Financial Inc.
Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
REVENUES
Operating lease income	$59,213	$56,693	$234,567	$216,291
Interest income	29,430	28,588	108,015	133,410
Other income	12,430	11,140	48,208	47,838
Total revenues	$101,073	$96,421	$390,790	$397,539
COST AND EXPENSES
Interest expense	$61,709	$83,502	$266,225	$355,097
Real estate expense	45,079	40,414	157,441	151,458
Depreciation and amortization	17,651	19,394	71,266	68,770
General and administrative(1)	25,106	19,182	92,114	80,856
Provision for loan losses	97	20,875	5,489	81,740
Impairment of assets	6,328	5,145	12,589	13,778
Other expense	784	10,512	8,050	17,266
Total costs and expenses	$156,754	$199,024	$613,174	$768,965
Income (loss) before earnings from equity method investments and other items	$(55,681)	$(102,603)	$(222,384)	$(371,426)
Loss on early extinguishment of debt	(4,908)	(30,958)	(33,190)	(37,816)
Earnings from equity method investments	7,174	27,084	41,520	103,009
Loss on transfer of interest to unconsolidated subsidiary	(7,373)	—	(7,373)	—
Income (loss) from continuing operations before income taxes	$(60,788)	$(106,477)	$(221,427)	$(306,233)
Income tax (expense) benefit	1,283	(1,907)	659	(8,445)
Income (loss) from continuing operations	$(59,505)	$(108,384)	$(220,768)	$(314,678)
Income (loss) from discontinued operations	(797)	547	644	(17,481)
Gain from discontinued operations	(256)	—	22,233	27,257
Income from sales of residential property	14,566	27,889	86,658	63,472
Net income (loss)	$(45,992)	$(79,948)	$(111,233)	$(241,430)
Net (income) loss attributable to noncontrolling interests	(1,051)	138	(718)	1,500
Net income (loss) attributable to iStar Financial Inc.	$(47,043)	$(79,810)	$(111,951)	$(239,930)
Preferred dividends	(12,830)	(10,580)	(49,020)	(42,320)
Net (income) loss allocable to HPU holders and Participating Security holders(2)	1,939	2,966	5,202	9,253
Net income (loss) allocable to common shareholders	$(57,934)	$(87,424)	$(155,769)	$(272,997)
_______________________________________________________________________________
(1) For the three months ended December 31, 2013 and 2012, includes $4,777 and $3,668 of stock-based compensation expense, respectively. For the twelve months ended December 31, 2013 and 2012, includes $19,261 and $15,293 of stock-based compensation expense, respectively.
(2) HPU Holders are current and former Company employees who purchased high performance common stock units under the Company's High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units, restricted stock awards and common stock equivalents granted under the Company's LTIP who are eligible to participate in dividends.

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

iStar Financial Inc.
Earnings Per Share Information
(In thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
EPS INFORMATION FOR COMMON SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations(1)
Basic and diluted	$(0.67)	$(1.05)	$(2.09)	$(3.37)
Net income (loss) attributable to iStar Financial Inc.
Basic and diluted	$(0.68)	$(1.04)	$(1.83)	$(3.26)
Adjusted income (loss)
Basic and diluted	$(0.23)	$(0.28)	$(0.26)	$(0.64)
Weighted average shares outstanding
Basic and diluted	84,617	83,674	84,990	83,742
Common shares outstanding at end of period	83,717	83,782	83,717	83,782

EPS INFORMATION FOR HPU SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations(1)
Basic and diluted	$(127.00)	$(198.93)	$(396.07)	$(638.27)
Net income (loss) attributable to iStar Financial Inc.
Basic and diluted	$(129.26)	$(197.73)	$(346.80)	$(616.87)
Weighted average shares outstanding
Basic and diluted	15	15	15	15
_______________________________________________________________________________
(1) Including preferred dividends, net (income) loss from noncontrolling interests and income from sales of residential property.

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

iStar Financial Inc.
Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	December 31, 2013	December 31, 2012
ASSETS

Real estate
Real estate, at cost	$3,220,634	$3,117,405
Less: accumulated depreciation	(424,453)	(378,306)
Real estate, net	$2,796,181	$2,739,099
Real estate available and held for sale	360,517	635,865
	$3,156,698	$3,374,964
Loans receivable and other lending investments, net	1,370,109	1,829,985
Other investments	207,209	398,843
Cash and cash equivalents	513,568	256,344
Restricted cash	48,769	36,778
Accrued interest and operating lease income receivable, net	14,941	15,226
Deferred operating lease income receivable	92,737	84,735
Deferred expenses and other assets, net	237,980	163,124
Total assets	$5,642,011	$6,159,999

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$170,831	$141,670
Debt obligations, net	4,158,125	4,691,494
Total liabilities	$4,328,956	$4,833,164

Redeemable noncontrolling interests	$11,590	$13,681

Total iStar Financial Inc. shareholders' equity	$1,243,260	$1,238,944
Noncontrolling interests	58,205	74,210
Total equity	$1,301,465	$1,313,154

Total liabilities and equity	$5,642,011	$6,159,999

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

iStar Financial Inc.
Segment Analysis
(In thousands)
(unaudited)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2013
	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Operating lease income	$—	$38,815	$19,496	$902	$—	$59,213
Interest income	29,430	—	—	—	—	29,430
Other income	519	250	10,541	641	479	12,430
Total revenue	$29,949	$39,065	$30,037	$1,543	$479	$101,073
Earnings (loss) from equity method investments	—	682	540	(63)	6,015	7,174
Income from sales of residential property	—	—	13,988	578	—	14,566
Net operating income (loss) from discontinued operations(1)	—	131	(78)	—	—	53
Gain (loss) from discontinued operations	—	—	(256)	—	—	(256)
Revenue and other earnings	$29,949	$39,878	$44,231	$2,058	$6,494	$122,610
Real estate expense	—	(6,132)	(25,350)	(13,597)	—	(45,079)
Other expense	(38)	—	—	—	(746)	(784)
Allocated interest expense	(15,644)	(19,497)	(10,838)	(7,505)	(8,225)	(61,709)
Allocated general and administrative(2)	(3,496)	(4,437)	(2,578)	(3,572)	(6,246)	(20,329)
Segment profit (loss)	$10,771	$9,812	$5,465	$(22,616)	$(8,723)	$(5,291)
_______________________________________________________________________________
(1) Includes revenue and real estate expense classified as income (loss) from discontinued operations.
(2) Excludes $4,777 of stock-based compensation expense.

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

iStar Financial Inc.
Segment Analysis
(In thousands)
(unaudited)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2013
	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Operating lease income	$—	$147,313	$86,352	$902	$—	$234,567
Interest income	108,015	—	—	—	—	108,015
Other income	4,748	250	38,164	1,474	3,572	48,208
Total revenue	$112,763	$147,563	$124,516	$2,376	$3,572	$390,790
Earnings (loss) from equity method investments	—	2,699	5,546	(5,331)	38,606	41,520
Income from sales of residential property	—	—	82,603	4,055	—	86,658
Net operating income from discontinued operations(1)	—	1,484	1,251	—	—	2,735
Gain from discontinued operations	—	3,395	18,838	—	—	22,233
Revenue and other earnings	$112,763	$155,141	$232,754	$1,100	$42,178	$543,936
Real estate expense	—	(22,565)	(101,044)	(33,832)	—	(157,441)
Other expense	(1,625)	—	—	—	(6,425)	(8,050)
Allocated interest expense	(74,377)	(80,034)	(49,114)	(30,368)	(32,332)	(266,225)
Allocated general and administrative(2)	(13,186)	(14,330)	(9,189)	(12,365)	(23,783)	(72,853)
Segment profit (loss)	$23,575	$38,212	$73,407	$(75,465)	$(20,362)	$39,367
_______________________________________________________________________________
(1) Includes revenue and real estate expense classified as income (loss) from discontinued operations.
(2) Excludes $19,261 of stock-based compensation expense.

AS OF DECEMBER 31, 2013
	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Real estate
Real estate, at cost	$—	$1,696,888	$720,508	$803,238	$—	$3,220,634
Less: accumulated depreciation	—	(338,640)	(82,420)	(3,393)	—	(424,453)
Real estate, net	$—	$1,358,248	$638,088	$799,845	$—	$2,796,181
Real estate available and held for sale	—	—	228,328	132,189	—	360,517
Total real estate	$—	$1,358,248	$866,416	$932,034	$—	$3,156,698
Loans receivable and other lending investments, net	1,370,109	—	—	—	—	1,370,109
Other investments	—	16,408	16,032	29,765	145,004	207,209
Total portfolio assets	$1,370,109	$1,374,656	$882,448	$961,799	$145,004	$4,734,016
Cash and other assets						907,995
Total assets						$5,642,011

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
ADJUSTED INCOME
Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$(57,934)	$(87,424)	$(155,769)	$(272,997)
Add: Depreciation and amortization	17,871	19,581	72,439	70,786
Add: Provision for loan losses	97	20,875	5,489	81,740
Add: Impairment of assets	7,172	6,292	14,353	36,354
Add: Loss on transfer of interest to unconsolidated subsidiary	7,373	—	7,373	—
Add: Stock-based compensation expense	4,777	3,668	19,261	15,293
Add: Loss on early extinguishment of debt	2,887	16,021	19,655	22,405
Less: HPU/Participating Security allocation	(1,301)	(2,180)	(4,478)	(7,428)
Adjusted income (loss) allocable to common shareholders(1)	$(19,058)	$(23,167)	$(21,677)	$(53,847)
_______________________________________________________________________________
(1) Adjusted Income (loss) allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. This non-GAAP financial measure should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating this non-GAAP financial measure may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider Adjusted Income because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets. Management considers this non-GAAP financial measure as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $6 and $844, respectively, for the three months ended December 31, 2013 and $187 and $1,147, respectively, for the three months ended December 31, 2012. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $264 and $1,764, respectively, for the twelve months ended December 31, 2013 and $2,016 and $22,576, respectively, for the twelve months ended December 31, 2012. Depreciation and amortization includes our proportionate share of depreciation and amortization expense relating to equity method investments and excludes the portion of depreciation and amortization expense allocable to non-controlling interests.

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

Twelve Months Ended December 31, 2013
OPERATING STATISTICS

Expense Ratio
General and administrative expenses (A)	$92,114
Average total assets (B)	$5,925,290
Expense Ratio (A) / (B)	1.6%

As of
December 31, 2013
Leverage
Book debt	$4,158,125
Less: Cash and cash equivalents	(513,568)
Net book debt (C)	$3,644,557

Book equity	$1,301,465
Add: Accumulated depreciation and amortization	473,863
Add: General loan loss reserves	29,200
Sum of book equity, accumulated depreciation and general loan loss reserves (D)	$1,804,528
Leverage (C) / (D)	2.0x

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (E)(1)	$3,276,836
Unsecured debt (F)	$2,106,890
Unencumbered Assets / Unsecured Debt (E) / (F)	1.6x
_______________________________________________________________________________
(1) Unencumbered assets are calculated in accordance with the indentures governing the Company's unsecured debt securities.

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

			As of
			December 31, 2013
UNFUNDED COMMITMENTS

Performance-based commitments			$72,600
Strategic investments			46,591
Total Unfunded Commitments			$119,191

LOAN RECEIVABLE CREDIT STATISTICS	As of
	December 31, 2013		December 31, 2012

Carrying value of NPLs /
As a percentage of total carrying value of loans	$203,604	16.6%	$503,112	27.5%

Impaired loan asset-specific reserves for loan losses
As a percentage of gross carrying value of impaired loans(1)	$348,004	46.3%	$491,399	42.6%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans(1)	$377,204	23.5%	$524,499	22.3%
_______________________________________________________________________________
(1) Gross carrying value represents iStar's carrying value of loans, gross of loan loss reserves.

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iStar Financial Fourth Quarter and Fiscal Year 2013 Results

iStar Financial Inc.
Supplemental Information
(In millions)
(unaudited)

PORTFOLIO STATISTICS AS OF DECEMBER 31, 2013(1)

Property Type	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
Land	$153	$—	$—	$965	$1,118	21.6%
Office	10	485	294	—	789	15.2%
Industrial / R&D	96	550	52	—	698	13.5%
Entertainment / Leisure	77	475	—	—	552	10.7%
Hotel	246	136	97	—	479	9.2%
Mixed Use / Mixed Collateral	237	—	169	—	406	7.8%
Retail	209	57	130	—	396	7.6%
Condominium	108	—	223	—	331	6.4%
Other Property Types	263	10	—	—	273	5.2%
Strategic Investments	—	—	—	—	146	2.8%
Total	$1,399	$1,713	$965	$965	$5,188	100.0%

Geography	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
Northeast	$392	$374	$153	$193	$1,112	21.4%
West	142	427	190	352	1,111	21.4%
Southeast	264	237	230	86	817	15.8%
Mid-Atlantic	160	194	158	183	695	13.4%
Southwest	172	221	180	122	695	13.4%
Central	87	103	47	10	247	4.8%
Northwest	50	81	7	19	157	3.0%
International	122	—	—	—	122	2.3%
Various	10	76	—	—	86	1.7%
Strategic Investments	—	—	—	—	146	2.8%
Total	$1,399	$1,713	$965	$965	$5,188	100.0%

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(1) Based on carrying value of the Company's total investment portfolio, gross of accumulated depreciation and general loan loss reserves.

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